UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2012

PERNIX THERAPEUTICS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-14494	33-0724736
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10003 Woodloch Forest Drive The Woodlands, TX	77354
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 934-1825

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement

Effective September 8, 2012, Pernix Therapeutics Holdings, Inc., a Maryland corporation (the “Company”), entered into the First Amendment to Loan Agreement (the “First Amendment”), which amended that certain Loan Agreement, effective as of September 8, 2010, by and among the Company and Pernix Therapeutics, LLC, as Borrowers, and Regions Bank, as the Lender (the “Loan Agreement”). The First Amendment extended the maturity of the Loan Agreement from September 8, 2012 to December 31, 2012. There were no other changes to the Loan Agreement.

The description set forth above is qualified in its entirety by reference to the First Amendment, which is filed hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated in this Item 2.03 by reference.

If an event of default occurs and is continuing, on the terms and subject to the conditions set forth in the Loan Agreement, as amended, amounts outstanding under the Loan Agreement, as amended, may be accelerated and may become or be declared immediately due and payable.

Item 9.01   Financial Statements and Exhibits

(d)      Exhibits.

Exhibit Number	Description

10.1	First Amendment to Loan Agreement effective as of September 8, 2012 by and among Pernix Therapeutics Holdings, Inc. and Pernix Therapeutics, LLC, as Borrowers, and Regions Bank, as Lender.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PERNIX THERAPEUTICS HOLDINGS, INC.

	By:	/s/ David P. Becker
David P. Becker
Chief Financial Officer
Date: September 12, 2012